Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
China BAK Battery, Inc.

We consent to the use of our reports dated December 8, 2006, with respect to the consolidated balance sheets of China BAK Battery, Inc. and subsidiaries (hereinafter collectively referred to as the “Group”) as of September 30, 2005 and 2006, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated December 8, 2006, with respect to the consolidated balance sheets of the Group as of September 30, 2005 and 2006, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2006, also refers to a change in the method of accounting for stock-based compensation.

Our report dated December 8, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2006, expresses our opinion that the Group did not maintain effective internal control over financial reporting as of September 30, 2006 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs which state that management has identified and included in its assessment the following material weaknesses as of September 30, 2006:

•

The Group did not maintain effective controls over the financial reporting process due to an insufficient complement of personnel with a level of accounting knowledge, experience and training in the application of U.S. GAAP commensurate with the Group’s financial reporting requirements. Additionally, the Group’s senior management lacked an adequate level of accounting knowledge, experience and training in the application of U.S. GAAP, and did not implement adequate supervisory review to ensure that the consolidated financial statements were prepared in conformity with U.S. GAAP. The lack of a sufficient complement of personnel with a level of accounting knowledge, experience and training contributed to each of the material weaknesses discussed below;

•

The Group did not maintain effective controls over accounting for capitalization of interest costs, and the related recognition of property, plant and equipment and depreciation expense. Specifically, the Group did not have effective controls to ensure that capitalized interest costs for qualifying assets and related depreciation expenses were properly determined. This material weakness resulted in the understatement of the related property, plant and equipment, construction in progress and depreciation expense and an overstatement of interest expense, which required the Group to restate, in August 2006, the Group’s previously issued consolidated financial statements as of September 30, 2004 and 2005, and for each of the three years ended September 30, 2005, and the interim condensed consolidated financial information for each of the quarters ended March 31, 2005, June 30, 2005, December 31, 2005, and March 31, 2006. This material weakness also resulted in a material adjustment to the Group’s preliminary consolidated financial statements as of September 30, 2006;

•

The Group did not maintain effective controls over accounting for deferred taxes under U.S. GAAP. Specifically, the Group did not have effective controls over the identification and measurement of differences between the respective tax and financial reporting bases of certain assets and liabilities and the determination of the applicable income tax rate to ensure that deferred taxes were accurately presented in the Group’s consolidated financial statements. This material weakness resulted in the understatement of both deferred tax assets and deferred tax liabilities and errors in income tax expense, which required the Group to restate, in August 2006, the Group’s previously issued consolidated financial statements as of September 30, 2004 and 2005, and for each of the three years ended September 30, 2005, and the interim condensed consolidated financial information for each of the quarters ended March 31, 2005, June 30, 2005, December 31, 2005, and March 31, 2006. This material weakness also resulted in a material adjustment to the Group’s preliminary consolidated financial statements as of September 30, 2006;

•

The Group did not maintain effective controls over accounting for the share-based compensation. Specifically, the Group did not have effective controls to determine the accounting for cancellation and replacement of certain option grants and the classification of the associated share-based compensation expense in the consolidated statement of income and comprehensive income. This material weakness resulted in a material adjustment to the Group’s preliminary consolidated financial statements as of September 30, 2006;

•

The Group did not maintain effective controls over the calculation of earnings per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings per Share”. Specifically, the Group did not have effective controls to accurately and comprehensively identify dilutive instruments in the calculation of diluted earnings per share. This material weakness resulted in errors in the diluted weighted average number of ordinary shares which required the Group to restate, in August 2006, the Group’s previously issued consolidated financial statements as of September 30, 2004 and 2005, and for each of the three years ended September 30, 2005, and the interim condensed consolidated financial information for each of the quarters ended March 31, 2005, June 30, 2005, December 31, 2005, and March 31, 2006. This material weakness also resulted in a material adjustment to the Group’s preliminary consolidated financial statements as of September 30, 2006;

•

The Group did not maintain effective controls over the accounting for the complete and accurate recognition of construction in progress assets. Specifically, the Group did not have effective controls over the process for initiating, authorizing, recording and processing journal entries related to recognition of construction in progress assets. This material weakness resulted in more than a remote likelihood that a material misstatement to the Group’s annual or interim consolidated financial statements would not be prevented or detected; and

•

The Group did not maintain effective controls over the accounting for construction in progress assets and the determination of depreciation expense when the assets are ready for their intended use. Specifically, the Group did not have effective controls to track and assess the ready-for-intended-use status of the construction in progress assets to ensure construction in progress assets being transferred to property, plant and equipment and the related commencement of depreciation expense was in accordance with U.S. GAAP. This material weakness resulted in more than a remote likelihood that a material misstatement to the Group’s annual or interim consolidated financial statements would not be prevented or detected.

KPMG
Hong Kong, People’s Republic of China

March 19, 2007